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Exhibit 99.2

AON CORPORATION
ADDITIONAL REVENUE INFORMATION

	2002
(millions)	1st Qtr.	2nd Qtr.	3rd Qtr.	4th Qtr.	Full Year
REVENUE
Risk & Insurance Brokerage Services:
Risk Management & Insurance Brokerage—Americas	$448	$517	$534	$607	$2,106
Risk Management & Insurance Brokerage—International	420	413	403	459	1,695
Reinsurance—Brokerage & Related Services	199	192	210	189	790
Claims Services	90	93	100	99	382

Total Risk & Insurance Brokerage Services	1,157	1,215	1,247	1,354	4,973
Consulting:
Benefits, Compensation, Management & Communications Consulting	183	194	193	226	796
Human Resources Consulting	50	54	76	78	258

Total Consulting	233	248	269	304	1,054
Insurance Underwriting:
Accident & Health and Life	389	441	415	394	1,639
Warranty, Credit and Property & Casualty	260	309	303	290	1,162

Total Insurance Underwriting	649	750	718	684	2,801
Corporate & Other:
Auto Finance	4	4	4	3	15
Corporate	45	(95)	8	21	(21)

Total Corporate & Other	49	(91)	12	24	(6)

Total Aon Corporation	$2,088	$2,122	$2,246	$2,366	$8,822

	2001
(millions)	1st Qtr.	2nd Qtr.	3rd Qtr.	4th Qtr.	Full Year
REVENUE
Risk & Insurance Brokerage Services:
Risk Management & Insurance Brokerage—Americas	$423	$480	$441	$576	$1,920
Risk Management & Insurance Brokerage—International	375	342	322	374	1,413
Reinsurance—Brokerage & Related Services	175	171	174	148	668
Claims Services	79	90	93	100	362

Total Risk & Insurance Brokerage Services	1,052	1,083	1,030	1,198	4,363
Consulting:
Benefits, Compensation, Management & Communications Consulting	169	181	180	210	740
Human Resources Consulting	43	48	52	55	198

Total Consulting	212	229	232	265	938
Insurance Underwriting:
Accident & Health and Life	348	354	357	370	1,429
Warranty, Credit and Property & Casualty	280	255	284	273	1,092

Total Insurance Underwriting	628	609	641	643	2,521
Corporate & Other:
Auto Finance	4	10	6	5	25
Corporate	(85)	(14)	3	(75)	(171)

Total Corporate & Other	(81)	(4)	9	(70)	(146)

Total Aon Corporation	$1,811	$1,917	$1,912	$2,036	$7,676

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  Exhibit 99.2
AON CORPORATION ADDITIONAL REVENUE INFORMATION